Exhibit 10.14

womblebonddickinson.com

1 July 2019

Deed Of Variation

Relating To

Lease of Suite 8, First Floor, The Queen Mary Bioenterprises Innovation

Centre, 42 New Road, London

Queen Mary Bioenterprises Limited (1) and

ADC Therapeutics (UK) Limited (2)

Womble Bond Dickinson (UK) LLP

Tel+44(0)345 415 0000

www.womblebonddickinson.com

PARTIES

(1)	Queen Mary Bioenterprises Limited incorporated and registered in England and Wales with company number 04324033 whose registered office is at Queen Mary University of London, 327 Mile End Road, London, E1 4NS (Landlord).

(2)	ADC Therapeutics (UK) Limited incorporated and registered in England and Wales with company number 09353055 whose registered office is at 4th Floor, Reading Bridge House, George Street, Reading, Berkshire, RG1 8LS (Tenant).

BACKGROUND

(A)	This deed is supplemental and collateral to the Lease.

(B)	The Landlord and the Tenant have agreed to vary the Lease on the terms set out in this deed.

(C)	The Landlord is entitled to the immediate reversion to the Lease.

(D)	The residue of the term granted by the Lease is vested in the Tenant.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this deed.

1.1	Definitions:

Lease	a lease of the Property dated 9 July 2018 and made between (1) Queen Mary Bioenterprises Limited and (2) ADC Therapeutics (UK) Limited.

Property	Suite 8, First Floor of the Queen Mary Bioenterprises Innovation Centre as more particularly described in and demised by the Lease.

1.2	References to the Landlord include a reference to the person entitled for the time being to the immediate reversion to the Lease. References to the Tenant include a reference to its respective successors in title and assigns.

1.3	A reference to the Lease includes any deed, licence, consent, approval or other instrument supplemental to it.

1.4	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.5	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.6	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.7	The expression tenant covenant has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.8	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.9	Unless the context otherwise requires, a reference to the Property is to the whole and any part of it.

1.10	Except where a contrary intention appears, references to clauses and Schedules are to the clauses and Schedules of this deed and references to paragraphs are to paragraphs of the relevant Schedule.

1.11	Clause, Schedule and paragraph headings shall not affect the interpretation of this deed.

1.12	Except to the extent that they are inconsistent with the definitions and interpretations in Clause 1 of this deed, the definitions and interpretations in clause 1 of the Lease shall apply to this deed.

2.	VARIATIONS TO THE LEASE

2.1	Variations made

From and including the date of this deed, the Lease shall be read and construed as varied by the provisions set out in the Schedule.

2.2	Lease remains in force

The Lease shall remain fully effective as varied by this deed and the terms of the Lease shall have effect as though the provisions contained in this deed had been originally contained in the Lease.

3.	TENANT’S COVENANT

The Tenant covenants to observe and perform the tenant’s covenants in the Lease as varied by this deed.

4.	ENDORSEMENT

Promptly following completion of this deed both the Landlord and the Tenant shall each endorse a memorandum of variation upon the Lease and its counterpart in the following terms:

“This Lease has been varied by a Deed of Variation dated [                    ] 2019 and made between (1) Queen Mary Bioenterprises Limited and (2) ADC Therapeutics (UK) Limited.

5.	GOVERNING LAW

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

6.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

7.	THIRD PARTY RIGHTS

A person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed. This does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Deed has been entered into on the date stated at the beginning of it.

SCHEDULE 1

Variations to the Lease

REPLACEMENT OF EXISTING DEFINITIONS

The definition of “Break Date” shall be deleted and replaced with the following:-

“Break Date” 1 July 2020 and 1 January 2022

Executed as a deed by Queen Mary Bioenterprises
Limited acting by a director and its secretary	Director /s/ [Illegible]

Director/Secretary /s/ R. Richmond

Executed as a deed by ADC Therapeutics (UK)
Limited acting by a director and its secretary	Director /s/ Michael Forer

Director/Secretary